Exhibit 23.1

HANSEN, B ARNETT & MAXWELL
A Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sunset Brands, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-122808 on Form S-8 of our report dated April 13, 2005 related to the consolidated financial statements of Sunset Brands, Inc. and subsidiaries for the year ended December 31, 2004.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

April 27, 2005